UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2010

DTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50335	77-0467655
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5220 Las Virgenes Road Calabasas, CA	91302
(Address of principal executive offices)	(Zip Code)

(818) 436-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 12, 2010, Daniel E. Slusser, age 71, and Joseph A. Fischer, age 78, both of whom are Class I directors of DTS, Inc. (the “Company”), notified the Company that they will not stand for re-election at the 2010 annual meeting of stockholders of the Company.  Each of Messrs. Slusser and Fischer advised the Company that his decision not to stand for re-election was made for personal reasons and was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On February 13, 2010, the Company’s Board of Directors (the “Board”) increased the number of directors comprising the Board from eight to nine, with the additional director to be designated as a Class I director.  To fill the vacancy created by this action and in accordance with the recommendation of its Nominating/Corporate Governance Committee, the Board appointed Brad Duea to serve as the new Class I director, effective as of March 1, 2010.  Mr. Duea’s initial term will expire at the Company’s 2010 annual meeting of stockholders.  In accordance with the Company’s Restated Bylaws, he will serve as a Class I director until his successor is duly elected and qualified or until his earlier death, resignation or removal.

There was no arrangement or understanding between Mr. Duea and any other person pursuant to which he was selected as a director.

In accordance with the Company’s 2003 Equity Incentive Plan (the “Plan”) and Board compensation provisions with respect to new non-employee directors as in effect on March 1, 2010, Mr. Duea will be granted an option to purchase shares of the Company’s common stock and a restricted stock award pursuant to the Plan

The Company currently pays each of its non-employee directors an annual retainer of $30,000.  All Board and committee retainers are paid in equal quarterly installments over the course of each year of a director’s service on the Board or applicable committee. The Company also promptly reimburses all non-employee directors for reasonable expenses incurred to attend meetings of the Board or its committees.

Item 8.01                                          Other Events.

On February 13, 2010, the Board elected Jon E. Kirchner Chairman of the Board, effective immediately.  Mr. Kirchner has served as the Company’s President and Chief Executive Officer since September 2001 and as a member of the Board since August 2002.  Mr. Slusser, who had served as Chairman of the Board since October 2001, resigned from that position on February 12, 2010.  On February 13, 2010, the Board also designated Joerg D. Agin as the Board’s lead independent director, effective immediately.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DTS, INC.

Date: February 16, 2010	By:	/s/ Melvin Flanigan
Melvin Flanigan
Executive Vice President, Finance and Chief Financial Officer (principal financial and accounting officer)